UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2009

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

We previously filed a Current Report on Form 8-K on October 26, 2009 reporting that we entered into a Purchase and Sale Agreement (the "Original Purchase Agreement") with Roskamp Management Company, LLC ("Roskamp") for the purchase of a 17 property portfolio in Sun City and Sun City West, Arizona. On December 29,2009, we amended and restated the Original Purchase Agreement by entering into an Amended and Restated Purchase Agreement with Roskamp (the "Amended Purchase Agreement"). The Amended Purchase Agreement is substantially similar to the Original Purchase Agreement and provides additional time to satisfy certain closing conditions. We recently paid an additional $3,000,000 escrow deposit. This deposit along with the previous $1,000,000 deposit, will be applied as a credit to closing consistent with the Amended Purchase Agreement, or refunded if these conditions are not satisfied. The parties are working together to satisfy these remaining conditions, which, if satisfied, will result in escrow closing in the immediate future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

December 30, 2009	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President